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                                    EXHIBIT A

                             JOINT FILING AGREEMENT

         The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Stock of Metropolis Realty Trust, Inc., dated as of June 3, 2002, is, and any amendments thereto (including amendments on Schedule 13G) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.


Date:    June 3, 2002                           ANGELO, GORDON & CO., L.P.

                                                By:  AG Partners, L.P.
                                                     Its General Partner


                                                By: /s/ Michael L. Gordon
                                                   -----------------------------
                                                   Name:   Michael L. Gordon
                                                   Title:  General Partner

Date:    June 3, 2002                           JOHN M. ANGELO

                                                 /s/ John M. Angelo
                                                --------------------------------

Date:    June 3, 2002                           MICHAEL L. GORDON

                                                 /s/ Michael L. Gordon
                                                --------------------------------